Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sumo Logic, Inc. of our report dated January 10, 2020 relating to the financial statements of Jask Labs Inc., which appears in Sumo Logic, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-248251).

/s/ Armanino LLP

San Francisco, California

September 17, 2020